Exhibit 10.1

Execution Version

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT, dated as of February 5, 2016 (this “Agreement”), among VTech Holdings Limited, an exempted company incorporated in Bermuda with limited liability (“Parent”), Bonita Merger Sub, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Acquisition Sub”), and each of the Persons listed as a “Stockholder” on the signature pages hereto (collectively, the “Stockholders”). Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

WHEREAS, each Stockholder is, as of the date hereof, the record and Beneficial Owner (as defined in Section 6.11 below) of issued and outstanding shares of Class A common stock, par value $0.0001 per share, of the Company (the “Company Shares”); and

WHEREAS, as a condition and inducement to Parent’s and Acquisition Sub’s willingness to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with LeapFrog Enterprises, Inc., a Delaware corporation (the “Company”), Parent has requested each Stockholder, and each Stockholder has agreed, to enter into this Agreement with respect to all of the Company Shares that such Stockholder Beneficially Owns at any time during the Support Period (as defined in Section 6.11 below).

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1          Agreement to Tender

1.1           Tender of Company Shares. Each Stockholder agrees: (i) to promptly (and, in any event, not later than ten (10) Business Days after commencement of the Offer) validly tender or cause to be validly tendered into the Offer, pursuant to and in accordance with the terms and procedures of the Offer, the Offer Documents and Rule 14d-2 under the Exchange Act, all of the Company Shares Beneficially Owned by such Stockholder as of the commencement of the Support Period (free and clear of any Encumbrances, except for any applicable restrictions on transfer under the Securities Act and the rules and regulations promulgated thereunder that would not in any event prevent such Stockholder from tendering their Company Shares in accordance with this Agreement or otherwise complying with such Stockholder’s obligations under this Agreement); and (ii) if such Stockholder acquires Beneficial Ownership of any additional Company Shares during the Support Period, to promptly (and, in any event, not later than three (3) Business Days after the acquisition of Beneficial Ownership of such additional Company Shares) validly tender or cause to be validly tendered into the Offer, pursuant to and in accordance with the terms of the Offer, all of such additional Company Shares (free and clear of any Encumbrances, except for any applicable restrictions on transfer under the Securities Act and the rules and regulations promulgated thereunder that would not in any event prevent such Stockholder from tendering their Company Shares in accordance with this Agreement or otherwise complying with such Stockholder’s obligations under this Agreement).

1.2           No Withdrawal. Each Stockholder agrees not to withdraw, and not to cause or permit to be withdrawn, any Company Shares from the Offer unless and until the termination of this Agreement in accordance with Section 6.3 hereof.

1.3           Conditional Obligation. Each Stockholder acknowledges and agrees that Acquisition Sub’s obligation to accept for payment any Company Shares tendered into the Offer, including any Company Shares tendered by such Stockholder, is subject to the terms and conditions of the Merger Agreement, the Offer and the Offer Documents.

SECTION 2         Voting Agreement; Grant of Proxy

2.1           Voting Agreement. Each Stockholder hereby agrees that, during the Support Period, such Stockholder shall, at every meeting of the stockholders of the Company called for such purpose, and at every adjournment or postponement thereof (or in any other circumstances upon which a vote, consent or approval is sought, including by written consent), vote such Company Shares Beneficially Owned by such Stockholder (to the extent that any such Company Shares Beneficially Owned by such Stockholder are not otherwise purchased in the Offer) (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, dissolution, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, in each case other than the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement, (iii) change in Persons who constitute the Company Board, other than in connection with any appointment by Parent of directors to the Company Board pursuant to Section 1.4 of the Merger Agreement or (iv) corporate action (including any amendment of the Company’s certificate of incorporation or bylaws) the consummation of which would or could reasonably be expected to frustrate, prevent, or delay the consummation, of any of the transactions contemplated by the Merger Agreement. Each Stockholder shall ensure that, during the Support Period, any other Person having voting power with respect to any Company Shares Beneficially Owned by such Stockholder will vote any such shares in favor of the matters described in clause (a) of the preceding sentence, and will vote against the approval of the matters described in clauses (b)(i) through (iv) of the preceding sentence.

2.2           Irrevocable Proxy. Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all previous proxies granted with respect to the Company Shares Beneficially Owned by such Stockholder with respect to any of the matters contemplated by Section 2.1 above.  Each Stockholder agrees not to grant any proxy (whether revocable or irrevocable) to any Person that conflicts with the proxy granted by such Stockholder pursuant to this Section 2.2, and any attempt to do so shall be void and of no force and effect.  By entering into this Agreement, each Stockholder hereby grants a proxy in the form attached hereto as Exhibit A appointing Parent as such Stockholder’s sole and exclusive attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote or act by written consent, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 2.1 above as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Company Shares Beneficially Owned by such Stockholder.  The proxy granted by each Stockholder pursuant to this Article 2 is irrevocable and is granted in consideration of Parent and Acquisition Sub entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses and is given to secure the performance of the duties of each Stockholder under this Agreement.  Each Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy. The proxy granted by each Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 2.1 above.  The proxy granted by each Stockholder shall be revoked, terminated and of no further force or effect, automatically and without further action, upon termination of this Agreement in accordance with Section 6.3 hereof. The power of attorney granted herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder.

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SECTION 3         Representations and Warranties of Each Stockholder

Each Stockholder hereby represents and warrants to Parent that:

3.1           Corporation Authorization.  The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby are within the power of such Stockholder and, if applicable, have been duly authorized by all necessary corporate or other action on the part of such Stockholder, and no other corporate proceedings on the part of such Stockholder are necessary to authorize this Agreement.  This Agreement, assuming the due authorization, execution and delivery by Parent and Acquisition Sub, constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.  If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

3.2           Non-Contravention.  The execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or cause a violation of any of the provisions of the Organizational Documents of such Stockholder, if any, (ii) violate or cause a violation of any Law applicable to such Stockholder, (iii) conflict with or violate or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder is entitled under any provision of any contract binding on such Stockholder or any of such Stockholder’s properties or assets, including the Company Shares Beneficially Owned by such Stockholder or (iv) result in the imposition of any Encumbrance on any asset of such Stockholder.

3.3           Ownership of Company Shares.  Each Stockholder is the respective Beneficial Owner of the Company Shares held by such Stockholder, free and clear of any Encumbrances (including any restriction on the right to vote or otherwise dispose of the Company Shares Beneficially Owned by such Stockholder), except for any applicable restrictions on transfer under the Securities Act and the rules and regulations promulgated thereunder that would not in any event prevent such Stockholder from tendering their Company Shares in accordance with this Agreement or otherwise complying with such Stockholder’s obligations under this Agreement.  None of such Company Shares is subject to any voting trust or other contract with respect to the voting of such Company Shares, except (i) as set forth in this Agreement or (ii) as would not prevent or materially delay the consummation by such Stockholder of the transactions contemplated hereby or the performance by such Stockholder of its covenants and obligations hereunder.

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3.4           No Litigation.  As of the date of this Agreement, there is no claim, action, investigation or other Legal Proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Body that could reasonably be expected to impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or consummate the transactions contemplated hereby.

3.5           Acknowledgements. Such Stockholder understands and acknowledges that Parent and Acquisition Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and the representations and warranties of such Stockholder herein.

SECTION 4         Representations and Warranties of Parent and Acquisition Sub

Parent and Acquisition Sub hereby represent and warrant to each Stockholder:

4.1           Corporation Authorization.  The execution and delivery by Parent and Acquisition Sub of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby are within the corporate powers of Parent and the corporate powers of Acquisition Sub and have been duly authorized by all necessary corporate or other action.  This Agreement, assuming the due authorization, execution and delivery by each other Stockholder, constitutes the valid and binding obligation of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

SECTION 5         Covenants of StockholderS

5.1           No Proxies for, Encumbrances on or Disposition of Company Shares.

(a)          During the Support Period, except pursuant to the terms of this Agreement or in connection with the Offer and the Merger, each Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (a) grant any proxies, or enter into any voting trust or other contract, with respect to the voting of any Company Shares Beneficially Owned by such Stockholder with respect to any matter contemplated by Section 2.1 above, (b) sell, assign, transfer, tender, encumber or otherwise dispose of, or enter into any contract with respect to the direct or indirect sale, assignment, transfer, tender, encumbrance or other disposition of, any such Company Shares or (c) take any other action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of such Stockholder’s obligations hereunder, or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions.  Without limiting the generality of the foregoing, during the Support Period, each Stockholder shall not tender, agree to tender or cause or permit to be tendered any Company Shares Beneficially Owned by such Stockholder into or otherwise in connection with any tender or exchange offer, except pursuant to the Offer.

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(b)          Notwithstanding the foregoing clause (i), each Stockholder may transfer Company Shares held by such Stockholder to any of the other Stockholders party to this Agreement with Parent and Acquisition Sub or to any member of such Stockholder’s immediate family (or to any trust established for the benefit of one or more members of such Stockholder’s immediate family); provided that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

5.2           No Solicitation.  Neither such Stockholder (in the Stockholder’s capacity as such), nor any of such Stockholder’s Subsidiaries or other Affiliates, if any, shall, nor shall such Stockholder or any of such Stockholder’s Subsidiaries or other Affiliates, if any, authorize or permit any of their or their respective directors, officers, employees, advisors, agents or other representatives (together, “Representatives”) to, and each Stockholder shall instruct, and cause each applicable Subsidiary and Affiliate of such Stockholder to instruct, each such Representative not to, directly or indirectly, take any action that the Company and its Representatives are prohibited from taking pursuant to Section 5.2(a)(i)-(iii) of the Merger Agreement (provided, however, that for the avoidance of doubt, none of the remaining sections of Section 5.2 of the Merger Agreement applicable to the Company and its Representatives shall be deemed applicable to such Stockholder for purposes of this Section 5.2).  Nothing in this Agreement shall be construed to prohibit such Stockholder or any of such Stockholder’s Representatives who is an officer or member of the Company Board from taking any action in his or her capacity as an officer or member of the Company Board, in each case only as permitted by the Merger Agreement, or, subject to the provisions in the Merger Agreement, from taking any action with respect to any Acquisition Proposal in such Person’s capacity as an officer or member of the Company Board.

5.3           Termination of Negotiations.  Each Stockholder shall, and shall cause their Subsidiaries or other Affiliates, if any, and any of their respective Representatives to immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal. Unless and until the Company Board formally determines in accordance with Section 5.2(b) of the Merger Agreement that an Acquisition Proposal is a Superior Proposal, and to cause the Company to terminate the Merger Agreement in accordance with Section 7.1(e) thereof and concurrently enter into an Alternative Acquisition Agreement in response and with respect to such Superior Proposal, each Stockholder shall also refrain from engaging in any future discussions or negotiations with any Person (other than Parent and its Affiliates, and their respective Representatives) with respect to the sale of any Company Shares held by such Stockholder (other than to state that he, she or it is currently not permitted to engage in such discussions or negotiations). Following the Company Board making the foregoing determinations, each Stockholder shall be permitted to engage in such discussions or negotiations with the Person making such Acquisition Proposal (and its Affiliates and their respective Representatives).

5.4           Publicity.  Each Stockholder, and each of such Stockholder’s Subsidiaries or other Affiliates, if any, shall not, and shall cause their respective Representatives, if any, not to, directly or indirectly, make any press release, public announcement or other public communication with respect to this Agreement or the Merger Agreement or any of the transactions contemplated hereby and thereby, without the prior written consent of Parent.  Each Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent, Acquisition Sub and the Company (including in the Offer Documents, Schedule 14D-9 or any other publicly filed documents relating to the Merger, the Offer or any other transaction contemplated by the Merger Agreement) of: (a) such Stockholder’s identity; (b) such Stockholder’s Beneficial Ownership of Company Shares; and (c) the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and (ii) agrees as promptly as practicable to notify Parent, Acquisition Sub and the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such Offer Documents, Schedule 14D-9 or other disclosure document.  Notwithstanding the foregoing, nothing herein shall limit or affect any actions taken by such Stockholder (or any of such Stockholder’s Representatives) who is an officer or member of the Company Board, solely in their capacity as such, in each case only as permitted by the Merger Agreement.

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5.5           Additional Shares; Changes to Shares; Stop-Transfer Order.

(a)          In the event that such Stockholder acquires Beneficial Ownership of, or the power to dispose of or vote or direct the disposition or voting of, any additional Company Shares or other interests in or with respect to the Company, such Company Shares or other interests shall, without further action of the parties, be subject to the provisions of this Agreement.  Each Stockholder shall promptly notify Parent and Acquisition Sub of any such event.

(b)          In case of a stock dividend or distribution, or any change in Company Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Company Shares” shall be deemed to refer to and include the Company Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Company Shares may be changed or exchanged or which are received in such transaction.

(c)          In furtherance of this Agreement, concurrently herewith, each Stockholder shall, and hereby does authorize the Company or its counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Company Shares Beneficially Owned by such Stockholder (and that this Agreement places limits on the voting and transfer of such Company Shares). The parties hereto agree that such stop transfer order shall be removed and shall be of no further force and effect upon termination of this Agreement in accordance with Section 6.3 hereof.

5.6           Waiver of Appraisal and Dissenters’ Rights and Actions.  Each Stockholder hereby (i) waives and agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Company Shares Beneficially Owned by such Stockholder or rights to dissent (or other such similar rights) from the Merger which may arise with respect to the Merger and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative shareholder action or other Legal Proceeding, against Parent, Acquisition Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the making or consummation of the Offer or consummation of the Merger, including any Legal Proceeding (x) challenging the validity of, or seeking to enjoin or delay the operation or consummation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Offer or the Closing) or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby. Each Stockholder agrees to provide prompt written notice to Parent upon obtaining knowledge of the commencement, or the threat of commencement, of any such claims set forth in the foregoing clause (ii).

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SECTION 6         Miscellaneous

6.1           Other Definitional and Interpretative Provisions.  Unless specified otherwise, in this Agreement the obligations of any party hereto consisting of more than one Person are several and not joint.  For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; and (ii) the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references in this Agreement to “$” are intended to refer to U.S. dollars. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. References to any Person include the successors and permitted assigns of that Person.

6.2           Further Assurances.  Parent, Acquisition Sub and each Stockholder (in their respective capacity as such) will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other may reasonably request to consummate and make effective the transactions contemplated by this Agreement.  Without limitation of the preceding obligations, each Stockholder shall, to the extent requested by Parent, promptly: (i) use commercially reasonable efforts to cause each other Person having voting power with respect to any Company Shares Beneficially Owned by such Stockholder to execute and deliver to Parent a proxy with respect to such shares, which shall be identical to the proxy in Section 2.2 above; and (ii) upon request, surrender or cause to be surrendered the certificates, if any, representing the Company Shares Beneficially Owned by such Stockholder so that the transfer agent for such shares may affix thereto an appropriate legend referring to this Agreement.

6.3           Amendments; Termination.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.  This Agreement shall terminate automatically with respect to each Stockholder upon the earliest of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms or (iii) the mutual written consent of Parent and such Stockholder; provided, however, that no termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination and Article 6 shall survive any termination of this Agreement.

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6.4           Expenses.  Whether or not any of the transactions contemplated by the Merger Agreement or this Agreement are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

6.5           Successors and Assigns. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns. Except in accordance with the terms hereof, this Agreement shall not be assignable by any party without the express written consent of the other parties hereto; provided, however that that Parent or Acquisition Sub may assign in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Acquisition Sub of their obligations hereunder.

6.6           Third Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature.

6.7           Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.8           Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

6.9           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Body to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.10         Specific Performance.  Each of the parties hereto agrees that irreparable damage would occur to Parent or Acquisition Sub in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that Parent or Acquisition Sub may have under Law or in equity, in the event of any breach or threatened breach by each Stockholder of any covenant or obligation of such Stockholder contained in this Agreement, Parent and Acquisition Sub shall be entitled to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant; and (b) an injunction restraining such breach or threatened breach. Each Stockholder hereby waives any defenses based on the adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by Parent or Acquisition Sub.

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6.11         Defined Terms.  For the purposes of this Agreement:

(a)          Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b)          Each Stockholder shall be deemed to “Beneficially Own” or to have acquired “Beneficial Ownership” of a security if such Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” with respect to the investment authority of such security (within the meaning of Rule 13d-3 under the Exchange Act).

(c)           “Support Period” shall mean the period from the date of this Agreement through the date upon which this Agreement terminates in accordance with Section 6.3 hereof.

6.12         Action in the Stockholders’ Capacity Only.  Each Stockholder, if a director or officer of the Company, does not make any agreement or understanding herein as a director or officer of the Company.  Each Stockholder signs this Agreement solely in his, her or its capacity as a Beneficial Owner of the Company Shares, and nothing herein shall limit or affect any actions taken in a Stockholder’s capacity as an officer or director of the Company, including complying with or exercising such Stockholder’s fiduciary duties as a member of the Company Board.

6.13         Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly given and made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, then such communication shall be deemed duly given and made upon receipt; (b) if sent by nationally recognized overnight air courier (such as DHL or Federal Express), then such communication shall be deemed duly given and made two Business Days after being sent; (c) if sent by facsimile transmission before 5:00 p.m. (California time) on any Business Day, then such communication shall be deemed duly given and made when receipt is confirmed; (d) if sent by facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent after 5:00 p.m. (California time) on any Business Day and receipt is confirmed, then such communication shall be deemed duly given and made on the Business Day following the date which receipt is confirmed; and (e) if otherwise actually personally delivered to a duly authorized representative of the recipient, then such communication shall be deemed duly given and made when delivered to such authorized representative, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

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if to Parent or Acquisition Sub:

VTech Holdings Limited

23rd Floor

Tai Ping Industrial Centre

Block 1 57 Ting Kok Road

Tai Po NT Hong Kong

Attention: Yu Wai Chang

Facsimile: +852-22627486

with a copies to:

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, CA 94105-2669

Attn: Richard V. Smith, Esq.

Facsimile: (415) 773-5759

email: rsmith@orrick.com

Orrick, Herrington & Sutcliffe LLP

1000 Marsh Road

Menlo Park, CA 94025-1015

Attn: Mark Seneca, Esq.

Facsimile: (650) 614-7401

email: mseneca@orrick.com

if to a Stockholder, to: the address for notice set forth on the signature page hereto with a copy to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention: John W. Campbell

Facsimile: 415-268-7522

email: jcampbell@mofo.com

6.14         Governing Law and Submission to Jurisdiction.  This agreement is made under, and shall be construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. Each of the parties hereto (a) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto.

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6.15         Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.16         Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.17         Waiver.  No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VTech Holdings Limited,
an exempted company incorporated in Bermuda with limited liability

By:
Name: Allan Wong Chi Yun
Title: Chairman and Group Chief Executive Officer

By:
Name: Pang King Fai
Title: President of the Group

Bonita Merger Sub, L.L.C.,

a Delaware limited liability company

By:
Name:
Title:

[signature page to Tender and Support Agreement]

[Stockholder]

By:
Name:
Title:

[signature page to Tender and Support Agreement]

Exhibit A

IRREVOCABLE PROXY

The undersigned stockholder of LeapFrog Enterprises, Inc., a Delaware corporation (the “Company”), hereby irrevocably appoints VTech Holdings Limited, an exempted company incorporated in Bermuda with limited liability (“Parent”), and any designee thereof, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution, to the full extent of the undersigned’s rights with respect to the shares of capital stock of the Company owned by the undersigned beneficially and of record as of the date hereof (collectively, the “Company Shares”), during the Support Period (as defined below). As used herein, the term “Support Period” shall mean the period from the date of the Tender and Support Agreement, dated as of February 5, 2016, by and among Parent, Acquisition Sub and the stockholders of the Company set forth on Schedule I thereto (the “Support Agreement”) until the earliest to occur of: (i) the Effective Time (as defined in the Agreement and Plan of Merger Agreement, dated as of February 5, 2016, by and among Parent, Acquisition Sub and the Company (the “Merger Agreement”)), (ii) the valid termination of the Merger Agreement in accordance with its terms or (iii) the mutual written consent of Parent and the undersigned stockholder. The undersigned stockholder hereby revokes any and all previous proxies with respect to the undersigned's Company Shares that conflict with this proxy and no subsequent proxies (whether revocable or irrevocable) shall be given (and if given, shall not be effective) by the undersigned with respect to the Company Shares that conflict with this proxy.

This proxy and power of attorney is intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware and is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of Parent entering into the Merger Agreement and the Support Agreement, and shall be valid and binding on any person to whom the undersigned stockholder may transfer any of its Company Shares. The attorney and proxy named above will be empowered at any time during the Support Period to vote or act by written consent with respect to the Company Shares at every annual, special, adjourned or postponed meeting of the Company’s stockholders, and in every written consent in lieu of such a meeting, or otherwise, as provided below. The power of attorney granted herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the undersigned stockholder of the Company.

The attorney and proxy named above may only exercise this proxy to vote the Company Shares subject hereto at any time during the Support Period at any meeting of the stockholders of the Company called for such purpose, and at every adjournment or postponement thereof (or in any other circumstances upon which a vote, consent or approval is sought, including by written consent) (a) in favor of the adoption of the Merger Agreement and the approval of the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement, and (b) against the approval of any (i) Acquisition Proposal (as defined in the Merger Agreement), (ii) reorganization, recapitalization, dissolution, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, in each case other than the Offer (as defined in the Merger Agreement), the Merger or any of the other transactions contemplated by the Merger Agreement, (iii) any change in persons who constitute the Company Board (as defined in the Merger Agreement), other than in connection with any appointment by Parent of directors to the Company Board pursuant to Section 1.4 of the Merger Agreement or (iv) corporate action (including any amendment of the Company’s certificate of incorporation or bylaws) the consummation of which would or could reasonably be expected to frustrate, prevent, or delay the consummation, of any of the transactions contemplated by the Merger Agreement.

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Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:      February __, 2016

[STOCKHOLDERS]

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